                            ARTICLES OF INCORPORATION

                                       OF

                             EER SYSTEMS CORPORATION



         We hereby associate to form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia and to that end set forth the following:

         1.       The name of the corporation is EER Systems Corporation.

         2.       The corporation is organized:

                  a. To engage in any lawful act or activity for which corporations may be organized in the Commonwealth of Virginia.

                  b. In addition, the corporation shall have the power to enter into partnership agreements with other corporations and individuals, and also to carry on business of any character whatsoever that is not prohibited by law or required to be stated in these Articles.

         3. The aggregate number of shares which the corporation shall have the authority to issue and the par value per share are as follows:

         CLASS    NO. OF SHARES     PAR VALUE PER SHARE
         -----    -------------     -------------------
         Common      100,000               $0.01

         4. If at any time the holders of a majority or more of the shares of the corporation shall enter into an agreement restricting or limiting the sale, transfer, assignment, pledge or hypothecation of the shares of the corporation or any part thereof to which agreement the corporation shall become a party, the corporation shall thereupon observe and carry out on its part the terms of any such agreement, and shall refuse to recognize any sale, transfer, assignment, pledge or hypothecation, or any attempted sale, transfer, assignment, pledge or hypothecation, of any of the shares covered by such agreement, unless the same be in conformity with the terms and conditions of such agreement, provided that a copy of such agreement be filed in the principal office of the corporation, and provided further that notice of the existence of such provision be noted conspicuously on the face or back of each and every certificate of shares subject to the terms and conditions of any such agreement.

         5. The post office address of the initial registered office of the corporation is 8401 Old Courthouse Road, Suite 300, Vienna, Virginia 22180. The name of the county in which the initial registered office is located is the County of Fairfax, Virginia. The name of its initial registered agent is William
R. Chambers, who is a resident of Virginia, a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office of the corporation.

         6. The number of Directors constituting the initial Board of Directors is one (1), there being initially only one (1) stockholder of the corporation, and the name and address of the person who is to serve as the initial Director is:

         NAME                       ADDRESS
         ----                       -------
         Dr. Jai N. Gupta           1951 Kidwell Drive, Suite 300
                                    Vienna, Virginia 22180

         7. Each person now or hereafter a Director or officer of the corporation (and his heirs, executors and administrators) shall be indemnified by the corporation against all claims, liabilities, judgments, settlements, costs and expenses, including all attorneys' fees, imposed upon or reasonably incurred by him in connection with or resulting from any action, suit, proceeding or claim to which he is or may be made a party by reason of his being or having been a Director or officer of the corporation (whether or not a Director or officer at the time such costs or expenses are incurred by or imposed upon him), except in relation to matters as to which he shall have been finally adjudged in such action, suit or proceeding to be liable for gross negligence or wilful misconduct in the performance of his duties as such Director or officer. In the event of any other judgment against such Director or officer or in the event of a settlement, the indemnification shall be made only if the corporation shall be advised, in case none of the persons involved shall be or have been a Director by the Board of Directors of the corporation, and otherwise by independent counsel to be appointed by the Board of Directors, that in its or his opinion such Director or officer was not guilty of gross negligence or willful misconduct in the performance of his duty, and in the event of a settlement, that such settlement was or is in the best interest of the corporation. If the determination is to be made by the Board of Directors, it may rely as to all questions of law on the advice of independent counsel. Such right of indemnification shall not be deemed exclusive of any rights to which he may be entitled under any by-law, agreement, vote of stockholders, or otherwise.


Dated: December 6, 1985
       ----------------------

                                                 /s/ William R. Chambers
                                                     --------------------------
                                                     William R. Chambers


                                                 /s/ Thomas B. Newell
                                                     --------------------------
                                                     Thomas B. Newell

COMMONWEALTH OF VIRGINIA

COUNTY OF FAIRFAX, to wit:

         I, _________________, a Notary Public in and for Virginia, do certify that William R. Chambers, Thomas B. Newell, and __________________, whose names are signed to the foregoing Articles of Incorporation, bearing date on the 6th day of December, 1985, have acknowledged the name before me in the jurisdiction aforesaid.

         GIVEN under my hand this 6th day of December, 1985.

                                                 /s/___________________________
                                                 NOTARY PUBLIC

My Commission Expires: 02/13/99
                       ----------------

                              ARTICLES OF AMENDMENT

                                       OF

                             EER SYSTEMS CORPORATION



         Pursuant to the provisions of Section 13.1-710 of the Code of Virginia, 1950, as amended, the undersigned corporation, by its President and Secretary, sets forth as follows:

         (a)      The name of the corporation is:
                  EER SYSTEMS CORPORATION

         (b) The amendment adopted is that paragraph 3 of the Articles of Incorporation dated the 12th day of December, 1985, is deleted and the following is substituted therefor:

                  The aggregate number of shares which the corporation shall have the authority to issue and the par value per share are as follows:

                  CLASS    NO. OF SHARES    PAR VALUE PER SHARE
                  -----    -------------    -------------------
                  Common       5,000               $0.01

         (c) The Board of Directors, by unanimous written consent effective as of November 24, 1986, found the amendment to be in the best interests of the Corporation and directed it to be submitted to a vote of the stockholders. The proposed amendment was adopted by unanimous written consent of all of the stockholders entitled to vote, as provided by Section 13.1-657 of the said Code, effective as of the 24th day of November, 1986.

         (d) The amendment does not affect a restatement of Articles of Incorporation.

                                                   By:  /s/ Jai N. Gupta
                                                        ---------------------
                                                        President
ATTEST:

/s/ Jai N. Gupta
---------------------
Secretary

                             EER SYSTEMS CORPORATION

                              ARTICLES OF AMENDMENT



         Pursuant to the provisions of Section 13.1-710 of the Virginia Stock Corporation Act of the Code of Virginia, 1950, as amended, the undersigned Corporation, by its President and Secretary, sets forth the following:

         1.       The name of the Corporation is:

                  EER SYSTEMS CORPORATION

         2. The amendment adopted is that paragraph 3 of the Articles of Incorporation dated the 12th day of December, 1985, as amended by Articles of Amendment dated November 24, 1986, is deleted and the following is substituted therefore:

            The aggregate number of shares which the corporation shall have the authority to issue and the par value per share are as follows:

            CLASS    NO. OF SHARES    PAR VALUE PER SHARE
            -----    -------------    -------------------
            Common      25,000              $0.01

         3. The Board of Directors, by unanimous written consent effective as of March 18, 1991, found this Amendment to be in the best interests of the Corporation, and recommended its passage to the Shareholders of the Corporation.

         4. The Shareholders of the Corporation, by unanimous written consent effective as of March 18, 1991, approved and adopted this Amendment and directed the Board of Directors to so amend the Corporation's Articles of Incorporation.

                         [Signatures Begin on Next Page]

         5. This Amendment does not affect a restatement of the Corporation's Articles of Incorporation.



                                                     By: /s/ Jai N. Gupta
                                                         ----------------------
                                                         Jai N. Gupta
                                                         President

ATTEST



/s/ Harpal S. Dhillon
-----------------------------
Harpal S. Dhillon
Secretary

                            ARTICLES OF AMENDMENT OF
                             EER SYSTEMS CORPORATION



                                       ONE

The name of the corporation is EER Systems Corporation.

                                       TWO

The Articles of Incorporation of the corporation are amended by deleting Article 1 in its entirety and replacing it with the following Article 1:

The name of the corporation is EER Systems, Inc.

                                      THREE

The foregoing amendment was adopted on April 14, 1995.

                                      FOUR

The amendment was adopted by unanimous written consent of the shareholders of the corporation.

         The undersigned President of the corporation declares that the facts herein stated are true as of April 14, 1995.

                                                 EER SYSTEMS CORPORATION


                                                 By: /s/ Jai N Gupta
                                                     -----------------------
                                                     Dr. Jai N. Gupta, President